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EXHIBIT 23  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-08777 of MovieFone, Inc. on Form S-8 of our report dated March 23, 1999, appearing in this Annual Report on Form 10-K of MovieFone, Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
March 23, 1999